EXHIBIT 23.1

                           Oppenheim & Ostrick, CPA's
                              4256 Overland Avenue
                              Culver City, CA 90230




                       CONSENT OF INDEPENDENT ACCOUNTANT


I hereby consent to the inclusion of the independent accountant's report dated March 9, 2001 for the balance sheet and the related statements of income, stockholder's equity, and cash flows for the years then ended in the Registration Statement on Form SB-2 Amendment No. 2, and any other references to me in the Registration Statement.


/s/ Gil Ostrick
_______________________________________
GIL OSTRICK, CPA
Oppenheim & Ostrick CPA's
Los Angeles, California

September 18, 2001